NEWS RELEASE	Exhibit 99.1

	CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 59th Consecutive Quarter of Net Income – Earns $19.5 Million

FOURTH QUARTER HIGHLIGHTS

•                  Diluted earnings per common share of 15 cents

•                  Net income of $19.5 million

•                  Total revenue increased by $40.7 million, or 15 percent

•                  Net interest margin of 4.07 percent

•                  Average loans and leases increased by $1.3 billion, or 9.7 percent

•                  Average deposits increased by $1.5 billion, or 15.6 percent

•                  Restructured $240.1 million of consumer real estate loans in 2009 helping customers to stay in their homes

•                  Announced quarterly cash dividend of five cents per common share, payable February 26, 2010

Earnings Summary							Table 1
($ in thousands, except per-share data)				Percent Change
	4Q 2009	3Q 2009	4Q 2008	4Q09 vs 3Q09	4Q09 vs 4Q08	YTD 2009	YTD 2008	Percent Change
Net income	$ 19,456	$ 17,451	$ 27,704	11.5%	(29.8)%	$ 87,097	$ 128,958	(32.5)%
Diluted earnings per common share	.15	.14	.20	7.1	(25.0)	.54	1.01	(46.5)

Financial Ratios (1)
Return on average assets	.43%	.39%	.68%			.49%	.79%
Return on average common equity (2)	6.57	6.03	9.00			8.57	11.46
Net interest margin	4.07	3.92	3.84			3.87	3.91
Net charge-offs as a percentage of average loans and leases	1.35	1.52	1.02			1.34	.78

(1) Annualized

(2) Year-to-date 2009 excludes a non-cash deemed preferred stock dividend of $12,025 recorded in the second quarter of 2009. Including this amount, the year-to-date return on average common equity was 5.95% for 2009.

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WAYZATA, MN, January 21, 2010 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per common share of 15 cents for the fourth quarter of 2009, compared with 14 cents in the third quarter of 2009 and 20 cents in the fourth quarter of 2008. Net income for the fourth quarter of 2009 was $19.5 million, compared with $17.5 million in the third quarter of 2009 and $27.7 million in the fourth quarter of 2008.

Diluted earnings per common share was 54 cents for 2009, compared with $1.01 for 2008. Net income was $87.1 million for 2009, compared with $129 million for 2008. Diluted earnings per common share and net income for 2009, excluding the non-cash deemed preferred stock dividend in the second quarter of 2009, was 64 cents and $99.1 million, respectively.

TCF declared a quarterly cash dividend of five cents per common share payable on February 26, 2010 to stockholders of record at the close of business on January 29, 2010.

Chairman’s Statement

“TCF is reporting its 59th consecutive profitable quarter and has announced its 87th consecutive dividend payment,” said William A. Cooper, TCF Chairman and CEO. “While credit issues remain at elevated levels, TCF has remained profitable throughout this economic crisis and our credit metrics have outperformed most of our peers. An improving economy and stabilizing home values may signal improvements in the credit cycle in the coming quarters. TCF’s conservative business model has proven its sustainability throughout the recent economic recession. I remain optimistic about the future of TCF going into this new decade.”

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Total Revenue								Table 2
				Percent Change
($ in thousands)	4Q 2009	3Q 2009	4Q 2008	4Q09 vs 3Q09	4Q09 vs 4Q08	YTD 2009	YTD 2008	Percent Change
Net interest income	$ 169,641	$ 161,489	$ 147,117	5.0%	15.3%	$ 633,006	$ 593,673	6.6%
Fees and other revenue:
Fees and service charges	74,875	77,433	67,448	(3.3)	11.0	286,908	270,739	6.0
Card revenue	26,813	26,393	25,243	1.6	6.2	104,770	103,082	1.6
ATM revenue	7,006	7,861	7,688	(10.9)	(8.9)	30,438	32,645	(6.8)
Total banking fees	108,694	111,687	100,379	(2.7)	8.3	422,116	406,466	3.9
Leasing and equipment finance	24,408	15,173	16,298	60.9	49.8	69,113	55,488	24.6
Other	2,764	1,197	130	130.9	N.M.	5,239	12,107	(56.7)
Total fees and other revenue	135,866	128,057	116,807	6.1	16.3	496,468	474,061	4.7
Gains on securities, net	7,283	-	8,167	N.M.	(10.8)	29,387	16,066	82.9
Visa share redemption	-	-	-	-	-	-	8,308	N.M.
Total non-interest income	143,149	128,057	124,974	11.8	14.5	525,855	498,435	5.5
Total revenue	$ 312,790	$ 289,546	$ 272,091	8.0	15.0	$ 1,158,861	$ 1,092,108	6.1

Net interest margin(1)	4.07%	3.92%	3.84%			3.87%	3.91%
Fees and other revenue as a % of total revenue	43.44	44.23	42.93			42.84	43.41

N.M. = Not meaningful

 (1) Annualized

Net Interest Income

•                  Net interest income for the fourth quarter of 2009 was $169.6 million, up $22.5 million, or 15.3 percent, compared with the fourth quarter of 2008 and up $8.2 million, or 5 percent, compared with the third quarter of 2009. Net interest margin in the fourth quarter of 2009 was 4.07 percent, compared with 3.84 percent in the fourth quarter of 2008 and 3.92 percent in the third quarter of 2009. The increase in net interest margin in the fourth quarter of 2009 from the third quarter of 2009 was primarily due to lower average deposit rates and decreased amounts placed in low rate deposits at the Federal Reserve, partially offset by the negative impact of increased non-accrual loans and leases and loan restructurings. The increase in net interest margin in the fourth quarter of 2009 from the fourth quarter of 2008 was primarily due to decreased rates paid on deposits and earning asset growth, partially offset by an increased negative effect of non-accrual loans and leases and loan restructurings.

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•                  Net interest income in 2009 was $633 million, up $39.3 million, or 6.6 percent, from 2008. Net interest margin in 2009 was 3.87 percent, compared with 3.91 percent for 2008. The increase in net interest income from 2008 was primarily attributable to a $1.2 billion, or 7.9 percent, increase in average interest-earning assets, partially offset by a 4 basis point reduction in net interest margin. The decrease in net interest margin from 2008 was primarily due to declines in yields on interest-earning assets, resulting from lower market interest rates, the effect of higher balances of non-accrual loans and leases, loan restructurings and investments in lower yielding securities, partially offset by declines in rates paid on average deposits and an improvement in deposit mix.

Non-interest Income

•                  Banking fees and service charges in the fourth quarter of 2009 were $108.7 million, up $8.3 million, or 8.3 percent, from the fourth quarter of 2008 and down $3 million, or 2.7 percent, from the third quarter of 2009. Banking fees and service charges in 2009 were $422.1 million, up $15.7 million, or 3.9 percent, from 2008. The decrease from the third quarter of 2009 was primarily due to seasonal lower activity in deposit service fees. The increase from 2008 was primarily due to an increased number of checking accounts and related fee income.

•                  Card revenues in the fourth quarter of 2009 were $26.8 million, up $1.6 million, or 6.2 percent, from the fourth quarter of 2008 and up $420 thousand, or 1.6 percent, from the third quarter of 2009. Card revenues in 2009 totaled $104.8 million, up $1.7 million, or 1.6 percent, from 2008. The increases in all periods were the result of growth in active accounts and increases in customer transactions in 2009 partially offset by lower average transaction amounts.

•                  Leasing and equipment finance revenues in the fourth quarter of 2009 were $24.4 million, up $8.1 million, or 49.8 percent, from the fourth quarter of 2008 and up $9.2 million, or 60.9 percent, from the third quarter of 2009. Leasing and equipment finance revenues in 2009 were $69.1 million, up $13.6 million, or 24.6 percent, from 2008. The increase in leasing and equipment finance revenues was primarily due to higher sales-type lease revenue and increased operating lease revenue as a result of the Fidelity National Capital, Inc. acquisition by Winthrop Resources Corporation at the end of the third quarter of 2009. The acquisition

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also contributed $6.5 million to the increases in operating lease depreciation in the fourth quarter and full year of 2009.

•                  Other non-interest income in the fourth quarter of 2009 was $2.8 million, up $2.6 million from the fourth quarter of 2008 and up $1.6 million from the third quarter of 2009. Other non-interest income in 2009 was $5.2 million, down $6.9 million, or 56.7 percent, from 2008. The decrease in other non-interest income in 2009 from 2008 was primarily due to TCF no longer selling investment and insurance products in the branches, partially offset by servicing fees generated in the inventory finance business.

Loans and Leases

Average Loans and Leases								Table 3
				Percent Change
($ in thousands)	4Q 2009	3Q 2009	4Q 2008	4Q09 vs 3Q09	4Q09 vs 4Q08	YTD 2009	YTD 2008	Percent Change
Loans and leases:
Consumer real estate
First mortgage lien	$ 4,954,306	$ 4,939,529	$ 4,866,310.3%		1.8%	$ 4,932,315	$ 4,835,524	2.0%
Junior lien	2,321,045	2,329,096	2,423,873	(.3)	(4.2)	2,351,033	2,411,502	(2.5)
Total	7,275,351	7,268,625	7,290,183.1		(.2)	7,283,348	7,247,026.5
Consumer other	32,676	35,015	45,495	(6.7)	(28.2)	35,849	132,890	(73.0)
Total consumer	7,308,027	7,303,640	7,335,678.1		(.4)	7,319,197	7,379,916	(.8)
Commercial real estate	3,241,269	3,193,686	2,895,935	1.5	11.9	3,136,699	2,724,507	15.1
Commercial business	443,013	477,041	522,636	(7.1)	(15.2)	475,674	535,147	(11.1)
Total commercial	3,684,282	3,670,727	3,418,571.4		7.8	3,612,373	3,259,654	10.8
Leasing and equipment finance	3,049,093	2,811,165	2,389,225	8.5	27.6	2,826,835	2,265,391	24.8
Inventory finance	383,291	185,914	158	106.2	N.M.	179,990	40	N.M.
Total	$ 14,424,693	$ 13,971,446	$ 13,143,632	3.2	9.7	$ 13,938,395	$ 12,905,001	8.0

N.M. = Not meaningful

•                  Average consumer real estate loan balances for the fourth quarter of 2009 compared to the fourth quarter of 2008, and the third quarter of 2009, as well as all of 2009 compared to all of 2008 were relatively flat reflecting less demand for home equity financing due in part to declines in home values and reductions in consumer spending in the weak economy.

•                  At December 31, 2009, 68.1 percent of the consumer real estate loan portfolio was secured by first liens. The average home value used to secure consumer real estate loans was $250 thousand at December 31, 2009.

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•                  Average commercial loan balances in the fourth quarter of 2009 increased $265.7 million, or 7.8 percent, from the fourth quarter of 2008 and were essentially flat from the third quarter of 2009. Average commercial loan balances in 2009 increased $352.7 million, or 10.8 percent, from 2008. Increases in average commercial loan balances in 2009 were the result of increased opportunities to attract high quality customers who have fewer competitive alternatives.

•                  Average leasing and equipment finance balances in the fourth quarter of 2009 increased $659.9 million, or 27.6 percent, from the fourth quarter of 2008 and increased $237.9 million, or 8.5 percent, from the third quarter of 2009. Average leasing and equipment finance balances in 2009 increased $561.4 million, or 24.8 percent, from 2008. Portfolio purchases and company acquisitions in the first and third quarters of 2009 contributed $428.7 million of the increase in average balances in fourth quarter 2009 from the fourth quarter of 2008, $200.2 million of the increase from the third quarter of 2009 and $256.3 million of the increase in average balances in 2009 from 2008.

•                  Average inventory finance loans in the fourth quarter of 2009 increased $197.4 million, or 106.2 percent, from the third quarter of 2009. The increase was due primarily to purchases of inventory finance loans in the lawn and garden sector in the fourth quarter totaling $225.8 million.

Securities Available for Sale

Average Securities Available for Sale									Table 4
				Yield				Yield
($ in thousands)	4Q 2009	3Q 2009	4Q 2008	4Q09	4Q08	YTD 2009	YTD 2008	YTD 2009	YTD 2008
U.S. Government sponsored entities:
Mortgage-backed securities	$ 1,497,672	$ 1,432,670	$ 1,963,608	4.73%	5.13%	$ 1,645,544	$ 2,100,291	4.92%	5.26%
Debentures	413,647	600,098	-	2.23	-	389,245	-	2.18	-
Other securities	68,415	489	2,953.11		3.93	17,617	12,674.22		3.50
Total	$ 1,979,734	$ 2,033,257	$ 1,966,561	4.05	5.13	$ 2,052,406	$ 2,112,965	4.36	5.25

•                  In December of 2009, TCF sold $600.1 million of Fannie Mae and Freddie Mac callable debentures with a weighted average yield of 2.19 percent and $86.4 million of Fannie Mae and Freddie Mac mortgage-backed securities with a weighted average yield of 5.36 percent and purchased $624.1 million of Fannie Mae and Freddie Mac mortgage-backed securities with a weighted average yield of 4.13 percent.

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Deposits

Average Deposits								Table 5
				Percent Change
($ in thousands)	4Q 2009	3Q 2009	4Q 2008	4Q09 vs 3Q09	4Q09 vs 4Q08	YTD 2009	YTD 2008	Percent Change

Non-interest bearing deposits:
Retail	$ 1,355,543	$ 1,380,591	$ 1,345,832	(1.8)%	.7%	$ 1,402,442	$1,408,657	(.4)%
Small business	611,454	591,451	593,626	3.4	3.0	584,605	583,611.2
Commercial	297,223	277,135	234,045	7.2	27.0	265,681	231,903	14.6
Subtotal	2,264,220	2,249,177	2,173,503.7		4.2	2,252,728	2,224,171	1.3
Interest-bearing deposits:
Checking	1,868,911	1,800,583	1,754,111	3.8	6.5	1,802,694	1,830,361	(1.5)
Savings	5,214,318	5,071,509	2,847,838	2.8	83.1	4,732,316	2,812,115	68.3
Money market	671,755	723,098	625,198	(7.1)	7.4	683,030	613,543	11.3
Subtotal	7,754,984	7,595,190	5,227,147	2.1	48.4	7,218,040	5,256,019	37.3
Certificates	1,366,871	1,757,884	2,448,815	(22.2)	(44.2)	1,915,467	2,472,357	(22.5)
Subtotal	9,121,855	9,353,074	7,675,962	(2.5)	18.8	9,133,507	7,728,376	18.2
Total deposits	$11,386,075	$11,602,251	$ 9,849,465	(1.9)	15.6	$11,386,235	$9,952,547	14.4

Average interest rate on deposits	.74%	.94%	1.51%			1.07%	1.58%

•                  Total average deposits in the fourth quarter of 2009 were $11.4 billion, up $1.5 billion, or 15.6 percent, from the fourth quarter of 2008 and down $216 million, or 1.9 percent, from the third quarter of 2009.  Total average deposits in 2009 were $11.4 billion, up $1.4 billion, or 14.4 percent, from 2008.  The increase in average deposits in the fourth quarter of 2009 from the fourth quarter of 2008 and the increase for the full year of 2009 from 2008 were primarily due to strong growth in savings deposits due to several initiatives involving products, pricing and marketing efforts, partially offset by declines in certificates of deposits resulting from reduced interest rates. Average deposit balances decreased from the third quarter of 2009 primarily due to management’s strategy to decrease balances of higher cost certificates of deposits and money market deposits, partially offset by increases in savings and interest-bearing checking deposits.

•                  The average rate paid on deposits in the fourth quarter of 2009 was .74 percent, down 77 basis points from the fourth quarter of 2008 and down 20 basis points from the third quarter of 2009.  The average rate paid on deposits in 2009 was 1.07 percent, down 51 basis points from 2008.  Average rate paid on deposits declined due to reductions in interest rates paid on certain deposit products and mix changes as a result of management’s strategy to reduce balances of certificates of deposit. The weighted average interest rate on total deposits was .65 percent at December 31, 2009.

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Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
($ in thousands)	4Q 2009	3Q 2009	4Q 2008	4Q09 vs 3Q09	4Q09 vs 4Q08	YTD 2009	YTD 2008	Percent Change

Compensation and employee benefits	$ 89,374	$ 90,680	$ 83,323	(1.4)%	7.3%	$ 356,996	$ 341,203	4.6%
Occupancy and equipment	31,099	31,619	32,503	(1.6)	(4.3)	126,292	127,953	(1.3)
Deposit account premiums	9,347	7,472	5,659	25.1	65.2	30,682	16,888	81.7
Advertising and marketing	3,789	4,766	4,643	(20.5)	(18.4)	17,134	19,150	(10.5)
FDIC premiums and assessments	5,288	5,085	1,706	4.0	N.M.	27,471	2,990	N.M.
Foreclosed real estate and repossessed assets	12,088	8,038	6,341	50.4	90.6	30,542	18,731	63.1
Other	45,028	38,873	41,366	15.8	8.9	156,299	150,030	4.2
Subtotal	196,013	186,533	175,541	5.1	11.7	745,416	676,945	10.1
Operating lease depreciation	10,750	3,734	4,269	187.9	151.8	22,368	17,458	28.1
Total non-interest expense	$206,763	$190,267	$179,810	8.7	15.0	$767,784	$694,403	10.6
N.M. = Not meaningful

•                  The increased compensation and employee benefits costs in the fourth quarter of 2009 from the fourth quarter of 2008 and the increase for the full year of 2009 from 2008 were primarily due to increased employee medical plan expenses and increased costs in leasing and equipment finance and inventory finance as a result of expansion and growth, partially offset by headcount reductions in banking.

•                  The increased FDIC premiums and assessments in the fourth quarter of 2009 from the fourth quarter of 2008 were primarily due to higher insurance rates and deposit growth.  The increase in FDIC premiums and assessments in 2009 from 2008 was primarily due to higher insurance rates and deposit growth as well as a FDIC special assessment of $8.2 million in June of 2009.  On December 30, 2009, TCF was required to prepay $77.6 million of premiums to the FDIC.  The expense related to this prepayment is anticipated to be recognized over the next three years based on actual calculations of quarterly premiums.

•                  Foreclosed real estate and repossessed asset expenses in the fourth quarter of 2009 increased $5.7 million, or 90.6 percent, from the fourth quarter of 2008 and increased $4.1 million, or 50.4 percent, from the third quarter of 2009. Foreclosed real estate and repossessed asset expenses increased $11.8 million in 2009, or 63.1 percent, from 2008.  The increases from all periods were primarily due to increased numbers of foreclosed commercial and consumer real estate properties, adjustments to property valuations and losses on sales of properties.

•                  In the fourth quarter of 2009, management began a reorganization of its structure and business segments, incurring $3.4 million of severance costs, which are included in other non-interest expense.

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Credit Quality

Credit Quality Summary											Table 7
							Percent Change
($ in thousands)	4Q 2009		3Q 2009		4Q 2008		4Q09 vs 3Q09	4Q09 vs 4Q08	YTD 2009		YTD 2008		% Chg
Allowance for Loan and Lease Losses
Balance at beginning of period	$215,732		$193,445		$158,978		11.5%	35.7%	$172,442		$80,942		113.0%
Charge-offs	(52,841)		(57,214)		(37,100)		(7.6)	42.4	(202,398)		(114,800)		76.3
Recoveries	4,191		3,957		3,514		6.0	19.3	15,891		14,255		11.5
Net charge-offs	(48,650)		(53,257)		(33,586)		(8.7)	44.8	(186,507)		(100,545)		85.5
Provision for credit losses	77,389		75,544		47,050		2.4	64.5	258,536		192,045		34.6
Balance at end of period	$244,471		$215,732		$172,442		13.3	41.8	$244,471		$172,442		41.8

Allowance as a percentage of period end loans and leases	1.68%		1.51%		1.29%				1.68%		1.29%
Ratio of allowance to net charge-offs(1)	1.3	X	1.0	X	1.3	X			1.3	X	1.7	X

Credit Loss Reserves
Allowance for loan and lease losses	$244,471		$215,732		$172,442		13.3	41.8
Reserves netted against portfolio asset balances	10,168		12,951		-		(21.5)	N.M.
Reserves for unfunded commitments	3,850		2,871		1,510		34.1	155.0
Total credit loss reserves	$258,489		$231,554		$173,952		11.6	48.6

Total credit loss reserves as a % of period end loans and leases	1.77%		1.61%		1.30%

Non-accrual loans and leases	$296,275		$268,834		$172,518		10.2	71.7
Real estate owned	105,768		94,167		61,665		12.3	71.5
Total non-performing assets	$402,043		$363,001		$234,183		10.8	71.7

Non-performing assets as a percentage of net loans and leases	2.80%		2.57%		1.78%

Accruing consumer real estate restructured loans	$252,510		$159,881		$27,423		57.9%	N.M.

N.M. = Not meaningful
(1) Annualized

At December 31, 2009:

•                  Allowance for loan and lease losses was $244.5 million, or 1.68 percent of loans and leases, compared with $215.7 million, or 1.51 percent, at September 30, 2009 and $172.4 million, or 1.29 percent, at December 31, 2008.

•                  Over 60-day delinquency rate was .69 percent, down from .81 percent at September 30, 2009 and up from .60 percent at December 31, 2008, primarily due to fluctuations in consumer real estate delinquency rates.

•                  Non-accrual loans and leases increased $27.4 million, or 10.2 percent, from September 30, 2009 and $123.8 million, or 71.7 percent, from December 31, 2008 primarily due to increases in consumer and commercial real estate non-accrual loans.

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•                  Loan restructuring programs for consumer real estate borrowers implemented in the third quarter of 2009 have resulted in a significant increase in troubled debt restructurings, which management refers to as restructured loans.  Restructured loan borrowers have experienced financial difficulties and concessions were granted that would not otherwise have been considered.  Restructured loans generally accrue interest although at lower rates than the original loan over their restructured period. During the fourth quarter and for the full year of 2009, TCF restructured loans totaling $95.4 million and $240.1 million, respectively.  At December 31, 2009, total restructured loans were $252.5 million, up from $27.4 million at December 31, 2008. Reserves for losses on accruing consumer real estate restructured loans were $27 million, or 10.7 percent of the outstanding balance at December 31, 2009.  The over 60-day delinquency rate on these restructured loans was 2.48 percent at December 31, 2009.

For the quarter ended December 31, 2009:

•                  Provision for credit losses was $77.4 million, up from $47.1 million in the fourth quarter of 2008 and relatively flat compared to the $75.5 million recorded in the third quarter of 2009. The increase from the fourth quarter of 2008 was primarily due to increased reserves for certain commercial loans and restructured consumer real estate loans and increased consumer real estate, commercial and leasing net charge-offs.

•                  Net loan and lease charge-offs were $48.7 million, or 1.35 percent annualized, of average loans and leases, up from $33.6 million, or 1.02 percent annualized, of average loans and leases from the fourth quarter of 2008 and down from $53.3 million, or 1.52 percent annualized, of average loans and leases in the third quarter of 2009. Increases over the fourth quarter of 2008 were primarily due to increases in consumer real estate, commercial real estate and leasing and equipment finance net charge-offs.  The decrease from the third quarter of 2009 was the result of decreases in every category with the exception of a small increase in consumer loan net charge-offs.

“For the first time in eight quarters, TCF experienced a decrease in total net charge-offs,” said William A. Cooper.  “While this decrease may not signal a trend, TCF is starting to realize the value associated with the stabilization or increases in property values in most of our markets and a slight improvement in economic

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activity.  While charge-offs remain high compared with historical standards, the overall value of TCF’s secured lending philosophy has been evident during one of the worst economies of our era.”

Income Taxes

•                  Income tax expense was $9.4 million for the fourth quarter of 2009, or 32.8 percent of pre-tax income, compared with $17.5 million, or 38.8 percent of pre-tax income, for the comparable 2008 period and $6.5 million, or 27.4 percent of pre-tax income, for the third quarter 2009.  The effective tax rate for the fourth quarter of 2009 has a year-to-date change in estimate of the rate of $1.1 million, or 85 basis points on the effective tax rate. Income tax expense for the fourth quarter of 2008 included a $1.5 million increase in income tax expense for distributions from the company’s deferred compensation plans.  Excluding this item, the effective income tax rate was 35.5 percent for 2008.

•                  Income tax expense was $45.9 million for 2009, or 34.6 percent of pre-tax income, compared with $76.7 million, or 37.3 percent of pre-tax income, for 2008.  Income tax expense for 2009 included a $4.2 million decrease in income tax expense related to favorable developments in uncertain tax positions, partially offset by a slight increase in the effective income tax rate.  Income tax expense for 2008 included a $2.2 million increase in income tax expense and a $2.8 million increase in deferred income taxes related to changes in state tax laws, primarily in Minnesota, and a $1.5 million increase in income tax expense related to distributions from the company’s deferred compensation plans.  Excluding these significant items, the effective income tax rate was 37.8 percent for 2009, up from 34.2 percent for 2008 due to higher state income taxes.

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Capital and Liquidity

Capital Information				Table 8
At period end
($ in thousands, except per-share data)	4Q		4Q
	2009		2008
Total TCF stockholders’ equity	$1,179,755		$1,493,776
Total equity	$1,175,362		$1,493,776
Total equity to total assets	6.60%		8.92%
Book value per common share	$ 9.10		$ 8.99
Tangible realized common equity to tangible assets(1)	5.86%		6.01%

Risk-based capital
Tier 1	$1,161,750	8.52%	$1,461,973	11.79%
Total	1,514,878	11.12	1,817,225	14.65
Total stated “well-capitalized” requirement	1,362,795	10.00	1,240,147	10.00
Excess over stated “well-capitalized” requirement	152,083	1.12	577,078	4.65

(1) Excludes the impact of preferred stock, goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•                  Total risk-based capital at December 31, 2009 of $1.5 billion, or 11.12 percent of risk-weighted assets, was $152.1 million in excess of the stated “well-capitalized” requirement.  Decreases in tier 1 and total risk-based capital are primarily the result of TCF redeeming all shares of preferred stock issued to the U.S. Department of Treasury under the Capital Purchase Program for $361.2 million in April of 2009.

•                  In December, the U.S. Department of Treasury completed a public auction for the warrant issued by TCF under the Capital Purchase Program, which is now being traded under the symbol “TCB WS” on the New York Stock Exchange.

•                  On January 19, 2010, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on February 26, 2010 to stockholders of record at the close of business on January 29, 2010.

•                  At December 31, 2009, TCF had $1.9 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $708 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

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Website Information

A live webcast of TCF’s conference call to discuss 2009 earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on January 21, 2010 at 10:00 a.m., CST. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $17.9 billion in total assets. TCF has 443 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-Looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

Adverse Economic or Business Conditions, Credit Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements.

Earnings/capital constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act, as amended (“EESA”); the impact of financial regulatory reform proposals, including possible additional capital requirements; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources.

Legislative and Regulatory Requirements.  Consumer protection and supervisory requirements which could include the creation of a new consumer protection agency and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA,  or other legislative or regulatory developments such as mortgage foreclosure moratorium laws; reduction of interchange revenue from debit card transactions; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions);  adverse regulatory examinations and resulting enforcement actions, including those provided for under the Bank Secrecy Act; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

Competitive Conditions; Supermarket Branching Risks.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

Technological and Operational Matters.  Technological, computer related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended December 31,		Change
	2009	2008	$	%
Interest income:
Loans and leases	$222,300	$211,346	$10,954	5.2%
Securities available for sale	20,035	25,232	(5,197)	(20.6)
Investments and other	1,160	1,224	(64)	(5.2)
Total interest income	243,495	237,802	5,693	2.4
Interest expense:
Deposits	21,171	37,362	(16,191)	(43.3)
Borrowings	52,683	53,323	(640)	(1.2)
Total interest expense	73,854	90,685	(16,831)	(18.6)
Net interest income	169,641	147,117	22,524	15.3
Provision for credit losses	77,389	47,050	30,339	64.5
Net interest income after provision for credit losses	92,252	100,067	(7,815)	(7.8)
Non-interest income:
Fees and service charges	74,875	67,448	7,427	11.0
Card revenue	26,813	25,243	1,570	6.2
ATM revenue	7,006	7,688	(682)	(8.9)
Subtotal	108,694	100,379	8,315	8.3
Leasing and equipment finance	24,408	16,298	8,110	49.8
Other	2,764	130	2,634	N.M.
Fees and other revenue	135,866	116,807	19,059	16.3
Gains on securities, net	7,283	8,167	(884)	(10.8)
Total non-interest income	143,149	124,974	18,175	14.5
Non-interest expense:
Compensation and employee benefits	89,374	83,323	6,051	7.3
Occupancy and equipment	31,099	32,503	(1,404)	(4.3)
Deposit account premiums	9,347	5,659	3,688	65.2
Advertising and promotions	3,789	4,643	(854)	(18.4)
FDIC premiums and assessments	5,288	1,706	3,582	N.M.
Foreclosed real estate and repossessed assets, net	12,088	6,341	5,747	90.6
Other	45,028	41,366	3,662	8.9
Subtotal	196,013	175,541	20,472	11.7
Operating lease depreciation	10,750	4,269	6,481	151.8
Total non-interest expense	206,763	179,810	26,953	15.0
Income before income tax expense	28,638	45,231	(16,593)	(36.7)
Income tax expense	9,385	17,527	(8,142)	(46.5)
Income after income tax expense	19,253	27,704	(8,451)	(30.5)
Income (loss) attributable to non-controlling interest	(203)	-	(203)	N.M.
Net income	19,456	27,704	(8,248)	(29.8)
Preferred stock dividends	-	2,540	(2,540)	N.M.
Net income available to common stockholders	$19,456	$25,164	$(5,708)	(22.7)

Net income per common share:
Basic	$.15	$.20	$(.05)	(25.0)
Diluted	.15	.20	(.05)	(25.0)

Dividends declared per common share	$.05	$.25	$(.20)	(80.0)

Average common and common equivalent shares outstanding (in thousands):
Basic	127,157	125,345	1,812	1.4
Diluted	127,203	125,355	1,848	1.5

N.M. Not meaningful

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended December 31,		Change
	2009	2008	$	%
Interest income:
Loans and leases	$864,384	$847,512	$16,872	2.0%
Securities available for sale	89,427	110,946	(21,519)	(19.4)
Investments and other	4,370	5,937	(1,567)	(26.4)
Total interest income	958,181	964,395	(6,214)	(.6)
Interest expense:
Deposits	122,112	156,774	(34,662)	(22.1)
Borrowings	203,063	213,948	(10,885)	(5.1)
Total interest expense	325,175	370,722	(45,547)	(12.3)
Net interest income	633,006	593,673	39,333	6.6
Provision for credit losses	258,536	192,045	66,491	34.6
Net interest income after provision for credit losses	374,470	401,628	(27,158)	(6.8)
Non-interest income:
Fees and service charges	286,908	270,739	16,169	6.0
Card revenue	104,770	103,082	1,688	1.6
ATM revenue	30,438	32,645	(2,207)	(6.8)
Subtotal	422,116	406,466	15,650	3.9
Leasing and equipment finance	69,113	55,488	13,625	24.6
Other	5,239	12,107	(6,868)	(56.7)
Fees and other revenue	496,468	474,061	22,407	4.7
Gains on securities, net	29,387	16,066	13,321	82.9
Visa share redemption	-	8,308	(8,308)	N.M.
Total non-interest income	525,855	498,435	27,420	5.5
Non-interest expense:
Compensation and employee benefits	356,996	341,203	15,793	4.6
Occupancy and equipment	126,292	127,953	(1,661)	(1.3)
Deposit account premiums	30,682	16,888	13,794	81.7
Advertising and promotions	17,134	19,150	(2,016)	(10.5)
FDIC premiums and assessments	27,471	2,990	24,481	N.M.
Foreclosed real estate and repossessed assets, net	30,542	18,731	11,811	63.1
Other	156,299	150,030	6,269	4.2
Subtotal	745,416	676,945	68,471	10.1
Operating lease depreciation	22,368	17,458	4,910	28.1
Total non-interest expense	767,784	694,403	73,381	10.6
Income before income tax expense	132,541	205,660	(73,119)	(35.6)
Income tax expense	45,854	76,702	(30,848)	(40.2)
Income after income tax expense	86,687	128,958	(42,271)	(32.8)
Income (loss) attributable to non-controlling interest	(410)	-	(410)	N.M.
Net income	87,097	128,958	(41,861)	(32.5)
Preferred stock dividends	18,403	2,540	15,863	N.M.
Net income available to common stockholders	$68,694	$126,418	$(57,724)	(45.7)

Net income per common share:
Basic	$.54	$1.01	$(.47)	(46.5)
Diluted	.54	1.01	(.47)	(46.5)

Dividends declared per common share	$.40	$1.00	$(.60)	(60.0)

Average common and common equivalent shares outstanding (in thousands):
Basic	126,593	124,943	1,650	1.3
Diluted	126,594	124,962	1,632	1.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At December 31,		Change
	2009	2008	$	%
ASSETS

Cash and due from banks	$299,127	$342,380	$(43,253)	(12.6)%
Investments	163,692	155,725	7,967	5.1
Securities available for sale	1,910,476	1,966,104	(55,628)	(2.8)
Loans and leases:
Consumer real estate and other	7,331,991	7,364,340	(32,349)	(.4)
Commercial real estate	3,269,003	2,984,156	284,847	9.5
Commercial business	449,516	506,887	(57,371)	(11.3)
Leasing and equipment finance	3,071,429	2,486,082	585,347	23.5
Inventory finance	468,805	4,425	464,380	N.M.
Total loans and leases	14,590,744	13,345,890	1,244,854	9.3
Allowance for loan and lease losses	(244,471)	(172,442)	(72,029)	41.8
Net loans and leases	14,346,273	13,173,448	1,172,825	8.9
Premises and equipment, net	447,930	447,826	104	-
Goodwill	152,599	152,599	-	-
Other assets	565,078	502,275	62,803	12.5
Total assets	$17,885,175	$16,740,357	$1,144,818	6.8

LIABILITIES AND EQUITY

Deposits:
Checking	$4,400,290	$3,969,768	$430,522	10.8
Savings	5,339,955	3,057,623	2,282,332	74.6
Money market	640,569	619,678	20,891	3.4
Subtotal	10,380,814	7,647,069	2,733,745	35.7
Certificates of deposit	1,187,505	2,596,283	(1,408,778)	(54.3)
Total deposits	11,568,319	10,243,352	1,324,967	12.9
Short-term borrowings	244,604	226,861	17,743	7.8
Long-term borrowings	4,510,895	4,433,913	76,982	1.7
Total borrowings	4,755,499	4,660,774	94,725	2.0
Accrued expenses and other liabilities	381,602	342,455	39,147	11.4
Total liabilities	16,705,420	15,246,581	1,458,839	9.6
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 0 and 361,172 shares issued	-	348,437	(348,437)	N.M.
Common stock, par value $.01 per share, 280,000,000 shares authorized; 130,339,500 and 130,839,378 shares issued	1,303	1,308	(5)	(.4)
Additional paid-in capital	297,429	330,474	(33,045)	(10.0)
Retained earnings, subject to certain restrictions	946,002	927,893	18,109	2.0
Accumulated other comprehensive income (loss)	(18,545)	(3,692)	(14,853)	N.M.
Treasury stock at cost, 1,136,688 and 3,413,855 shares, and other	(50,827)	(110,644)	59,817	(54.1)
Total TCF stockholders’ equity	1,175,362	1,493,776	(318,414)	(21.3)
Non-controlling interest in subsidiaries	4,393	-	4,393	N.M.
Total equity	1,179,755	1,493,776	(314,021)	(21.0)
Total liabilities and equity	$17,885,175	$16,740,357	$1,144,818	6.8

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

							Allowance as % of
							Portfolio
	At December 31, 2009		At September 30, 2009		At December 31, 2008		Change from
	Allowance		Allowance		Allowance		Sep 30,	Dec. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2009	2008
Consumer real estate	$164,966	2.27%	$136,783	1.88%	$98,436	1.35%	39 bps	92 bps
Consumer other	2,476	4.82	2,945	5.15	2,664	4.26	(33)	56
Total consumer real estate and other	167,442	2.28	139,728	1.90	101,100	1.37	38	91
Commercial real estate	37,274	1.14	38,335	1.18	39,386	1.32	(4)	(18)
Commercial business	6,230	1.39	7,706	1.65	11,865	2.34	(26)	(95)
Leasing and equipment finance	32,063	1.04	29,130.95		20,058.81		9	23
Inventory finance	1,462.31		833.37		33.75		(6)	(44)
Total allowance for loan and lease losses	$ 244,471	1.68	$215,732	1.51	$172,442	1.29	17	39

Credit Loss Reserves
	At December 31, 2009		At September 30, 2009		At December 31, 2008		Change from
	Credit loss reserve		Credit loss reserve		Credit loss reserve		Sep. 30,	Dec. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2009	2008
Allowance for loan and lease losses	$244,471	1.68%	$215,732	1.51%	$172,442	1.29%	17 bps	39 bps
Reserves netted against portfolio asset balances	10,168	N.M.	12,951	N.M.	-	-	-	-
Reserves for unfunded commitments	3,850	N.M.	2,871	N.M.	1,510	N.M.	-	-
Total credit loss reserves	$258,489	1.77	$231,554	1.61	$173,952	1.30	16	47

Net Charge-Offs

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2009	2009	2009	2009	2008	2009	2008
Consumer real estate
First mortgage lien	$16,646	$15,694	$11,795	$10,477	$10,198	$952	$6,448
Junior lien	14,757	14,201	11,201	11,849	10,664	556	4,093
Total consumer real estate	31,403	29,895	22,996	22,326	20,862	1,508	10,541
Consumer other	2,219	2,587	1,661	1,290	3,303	(368)	(1,084)
Total consumer real estate and other	33,622	32,482	24,657	23,616	24,165	1,140	9,457
Commercial real estate	5,585	6,758	19,531	3,640	2,958	(1,173)	2,627
Commercial business	1,674	4,514	(55)	2,981	2,631	(2,840)	(957)
Leasing and equipment finance	7,681	9,409	5,529	4,701	3,832	(1,728)	3,849
Inventory finance	88	94	-	-	-	(6)	88
Total	$48,650	$53,257	$49,662	$34,938	$33,586	$(4,607)	$15,064

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2009	2009	2009	2009	2008	2009		2008
Consumer real estate
First mortgage lien	1.34%	1.27%	.96%	.86%	.84%	7	bps	50	bps
Junior lien	2.54	2.44	1.90	1.98	1.76	10		78
Total consumer real estate	1.73	1.65	1.26	1.22	1.14	8		59
Consumer other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total consumer real estate and other	1.84	1.78	1.35	1.29	1.32	6		52
Commercial real estate	.69	.85	2.51	.49	.41	(16)		28
Commercial business	1.51	3.78	(.05)	2.39	2.01	(227)		(50)
Leasing and equipment finance	1.01	1.34	.79	.71	.64	(33)		37
Inventory finance	.09	.20	-	-	-	(11)		9
Total	1.35	1.52	1.43	1.04	1.02	(17)		33

(1)   Annualized

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2009	2009	2009	2009	2008	2009		2008
Restructured Loans (1)

Consumer - accruing	$252,510	$159,881	$51,483	$24,877	$27,423	$92,629		$225,087

Potential Problem Loans and Leases (1) (2)

Commercial real estate	$288,848	$222,437	$143,644	$176,277	$137,332	$66,411		$151,516
Commercial business	42,464	71,809	41,847	35,826	27,127	(29,345)		15,337
Leasing and equipment finance	38,998	35,185	27,970	27,898	20,994	3,813		18,004
Total	$370,310	$329,431	$213,461	$240,001	$185,453	$40,879		$184,857

Non-performing assets

Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$118,313	$104,646	$83,766	$82,082	$71,078	$13,667		$47,235
Junior lien	20,846	13,964	11,209	11,373	11,793	6,882		9,053
Total consumer real estate	139,159	118,610	94,975	93,455	82,871	20,549		56,288
Consumer other	141	120	147	146	65	21		76
Total consumer real estate and other	139,300	118,730	95,122	93,601	82,936	20,570		56,364
Commercial real estate	77,627	93,419	87,252	67,264	54,615	(15,792)		23,012
Commercial business	28,569	9,836	11,532	11,857	14,088	18,733		14,481
Leasing and equipment finance	50,008	46,806	46,011	33,190	20,879	3,202		29,129
Inventory finance	771	43	-	4	-	728		771
Total non-accrual loans and leases	296,275	268,834	239,917	205,916	172,518	27,441		123,757
Other real estate owned:
Consumer real estate	66,956	73,397	72,745	45,633	38,632	(6,441)		28,324
Commercial real estate	38,812	20,770	24,117	25,115	23,033	18,042		15,779
Total other real estate owned	105,768	94,167	96,862	70,748	61,665	11,601		44,103
Total non-performing assets	$402,043	$363,001	$336,779	$276,664	$234,183	$39,042		$167,860

Non-performing assets as a percentage of net loans and leases	2.80%	2.57%	2.45%	2.03%	1.78%	23	bps	102	bps

Current allowance plus charge-offs and writedowns to date as a percentage of contractual balance:
Non-accrual loans and leases
Consumer real estate	19.3%	18.4%	17.0%	14.2%	13.6%	90	bps	570	bps
Commercial	25.7	29.7	27.8	28.7	31.2	(400)		(550)
Leasing and equipment finance	29.9	27.7	27.1	24.5	26.7	220		320
Total	23.2	24.4	23.3	21.3	22.0	(120)		120
Other real estate owned
Consumer real estate	26.7	24.4	21.8	25.7	24.7	230		200
Commercial	27.8	23.7	12.6	10.8	30.7	410		(290)
Total	27.1	24.3	19.7	21.0	27.0	280		10

(1)	Excludes non-accrual loans and leases.
(2)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency data - principal balances (1)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2009	2009	2009	2009	2008	2009	2008
60 days or more:
Consumer real estate
First mortgage lien	$65,074	$78,281	$65,022	$57,121	$53,482	$(13,207)	$11,592
Junior lien	17,942	16,880	13,403	10,141	13,940	1,062	4,002
Total consumer real estate	83,016	95,161	78,425	67,262	67,422	(12,145)	15,594
Consumer other	215	250	207	187	313	(35)	(98)
Total consumer real estate and other	83,231	95,411	78,632	67,449	67,735	(12,180)	15,496
Commercial real estate	22	1,089	2,150	-	225	(1,067)	(203)
Commercial business	46	12	129	9	605	34	(559)
Leasing and equipment finance	11,263	13,664	16,414	12,173	10,905	(2,401)	358
Inventory finance	705	69	-	135	-	636	705
Subtotal(2)	95,267	110,245	97,325	79,766	79,470	(14,978)	15,797
Acquired portfolios	10,862	11,585	1,657	2,504	-	(723)	10,862
Total delinquencies	$106,129	$121,830	$98,982	$82,270	$79,470	$(15,701)	$26,659

Delinquency data - % of portfolio (1)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2009	2009	2009	2009	2008	2009		2008
60 days or more:
Consumer real estate
First mortgage lien	1.34%	1.62%	1.34%	1.18%	1.11%	(28)	bps	23	bps
Junior lien	.78	.73	.58	.43	.58	5		20
Total consumer real estate	1.16	1.33	1.09	.93	.93	(17)		23
Consumer other	.42	.44	.34	.34	.51	(2)		(9)
Total consumer real estate and other	1.16	1.32	1.09	.93	.93	(16)		23
Commercial real estate	-	.03	.07	-	.01	(3)		(1)
Commercial business	.01	-	.03	-	.12	1		(11)
Leasing and equipment finance	.44	.53	.65	.49	.44	(9)		-
Inventory finance	.19	.03	-	.13	-	16		19
Subtotal(2)	.69	.81	.72	.60	.60	(12)		9
Acquired portfolios	1.93	2.62	.69	.97	-	(69)		193
Total delinquencies	.74	.87	.72	.60	.60	(13)		14

(1)	Excludes non-accrual loans and leases.
(2)

Excludes delinquencies and non-accrual loans in acquired portfolios as delinquency and non-accrual migration in these portfolios is not expected to result in financial statement losses exceeding the credit reserves netted against the loan balances.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2009			2008
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments and other	$176,487	$1,160	2.62%	$166,580	$1,224	2.93%
U.S. Government sponsored entities:
Mortgage-backed securities	1,497,672	17,707	4.73	1,963,608	25,203	5.13
Debentures	413,647	2,310	2.23	-	-	-
Other securities	68,415	18.11		2,953	29	3.93
Total securities available for sale	1,979,734	20,035	4.05	1,966,561	25,232	5.13
Loans and leases:
Consumer real estate
Fixed-rate	5,360,601	84,542	6.26	5,496,532	91,522	6.63
Variable-rate	1,914,750	27,182	5.63	1,793,651	27,044	6.00
Consumer - other	32,676	703	8.54	45,495	964	8.44
Total consumer real estate and other	7,308,027	112,427	6.11	7,335,678	119,530	6.48
Commercial real estate
Fixed- and adjustable-rate	2,708,597	41,408	6.07	2,287,226	35,304	6.12
Variable-rate	532,672	5,451	4.06	608,709	7,456	4.87
Total commercial real estate	3,241,269	46,859	5.74	2,895,935	42,760	5.87
Commercial business
Fixed- and adjustable-rate	152,784	2,189	5.68	171,687	2,437	5.65
Variable-rate	290,229	2,846	3.89	350,949	3,914	4.44
Total commercial business	443,013	5,035	4.51	522,636	6,351	4.83
Leasing and equipment finance	3,049,093	50,494	6.62	2,389,225	42,701	7.15
Inventory finance	383,291	7,485	7.81	158	4	10.13
Total loans and leases	14,424,693	222,300	6.13	13,143,632	211,346	6.40
Total interest-earning assets	16,580,914	243,495	5.84	15,276,773	237,802	6.20

Other assets	1,194,053			1,130,462

Total assets	$17,774,967			$16,407,235

LIABILITIES AND EQUITY

Non-interest bearing deposits:
Retail	$1,355,543			$1,345,832
Small business	611,454			593,626
Commercial and custodial	297,223			234,045
Total non-interest bearing deposits	2,264,220			2,173,503
Interest-bearing deposits:
Checking	1,868,911	1,731.37		1,754,111	2,935.67
Savings	5,214,318	12,484.95		2,847,838	13,002	1.82
Money market	671,755	1,288.76		625,198	2,625	1.67
Subtotal	7,754,984	15,503.79		5,227,147	18,562	1.41
Certificates of deposit	1,366,871	5,668	1.64	2,448,815	18,800	3.05
Total interest-bearing deposits	9,121,855	21,171.92		7,675,962	37,362	1.94

Total deposits	11,386,075	21,171.74		9,849,465	37,362	1.51

Borrowings:
Short-term borrowings	240,981	101.17		454,202	1,102.97
Long-term borrowings	4,511,311	52,582	4.63	4,435,730	52,221	4.69
Total borrowings	4,752,292	52,683	4.40	4,889,932	53,323	4.34

Total deposits and borrowings	16,138,367	73,854	1.82	14,739,397	90,685	2.45

Other liabilities	447,597			366,063

Total liabilities	16,585,964			15,105,460

Equity	1,189,003			1,301,775

Total liabilities and
equity	$17,774,967			$16,407,235

Net interest income and margin		$169,641	4.07%		$147,117	3.84%

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2009			2008
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments and other	$375,396	$4,370	1.16%	$155,839	$5,937	3.81%
U.S. Government sponsored entities:
Mortgage-backed securities	1,645,544	80,902	4.92	2,100,291	110,502	5.26
Debentures	389,245	8,487	2.18	-	-	-
Other securities	17,617	38.22		12,674	444	3.50
Total securities available for sale	2,052,406	89,427	4.36	2,112,965	110,946	5.25
Loans and leases:
Consumer real estate
Fixed-rate	5,421,081	348,400	6.43	5,532,198	372,068	6.73
Variable-rate	1,862,267	106,988	5.75	1,714,828	109,115	6.36
Consumer - other	35,849	3,061	8.54	132,890	9,232	6.95
Total consumer real estate and other	7,319,197	458,449	6.26	7,379,916	490,415	6.65
Commercial real estate
Fixed- and adjustable-rate	2,574,818	155,812	6.05	2,127,436	132,014	6.21
Variable-rate	561,881	22,544	4.01	597,071	31,110	5.21
Total commercial real estate	3,136,699	178,356	5.69	2,724,507	163,124	5.99
Commercial business
Fixed- and adjustable-rate	166,745	9,581	5.75	168,554	9,988	5.93
Variable-rate	308,929	10,644	3.45	366,593	18,143	4.95
Total commercial business	475,674	20,225	4.25	535,147	28,131	5.26
Leasing and equipment finance	2,826,835	192,557	6.81	2,265,391	165,838	7.32
Inventory finance	179,990	14,797	8.22	40	4	10.00
Total loans and leases	13,938,395	864,384	6.20	12,905,001	847,512	6.57
Total interest-earning assets	16,366,197	958,181	5.85	15,173,805	964,395	6.36

Other assets	1,157,314			1,158,545

Total assets	$17,523,511			$16,332,350

LIABILITIES AND EQUITY

Non-interest bearing deposits:
Retail	$1,402,442			$1,408,657
Small business	584,605			583,611
Commercial and custodial	265,681			231,903
Total non-interest bearing deposits	2,252,728			2,224,171
Interest-bearing deposits:
Checking	1,802,694	8,138.45		1,830,361	12,933.71
Savings	4,732,316	58,556	1.24	2,812,115	48,601	1.73
Money Market	683,030	7,006	1.03	613,543	10,099	1.65
Subtotal	7,218,040	73,700	1.02	5,256,019	71,633	1.37
Certificates of deposit	1,915,467	48,413	2.53	2,472,357	85,141	3.44
Total interest-bearing deposits	9,133,507	122,113	1.34	7,728,376	156,774	2.03

Total deposits	11,386,235	122,113	1.07	9,952,547	156,774	1.58

Borrowings:
Short-term borrowings	85,228	233.27		411,763	8,990	2.18
Long-term borrowings	4,373,182	202,829	4.64	4,459,703	204,958	4.60
Total borrowings	4,458,410	203,062	4.55	4,871,466	213,948	4.39

Total deposits and borrowings	15,844,645	325,175	2.05	14,824,013	370,722	2.50

Other liabilities	416,555			359,223

Total liabilities	16,261,200			15,183,236

Equity	1,262,311			1,149,114

Total liabilities and
equity	$17,523,511			$16,332,350

Net interest income and margin		$633,006	3.87%		$593,673	3.91%

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
Interest income:
Loans and leases	$222,300	$217,307	$215,400	$209,377	$211,346
Securities available for sale	20,035	20,474	23,217	25,701	25,232
Investments and other	1,160	1,217	1,137	856	1,224
Total interest income	243,495	238,998	239,754	235,934	237,802
Interest expense:
Deposits	21,171	27,512	33,345	40,084	37,362
Borrowings	52,683	49,997	49,946	50,437	53,323
Total interest expense	73,854	77,509	83,291	90,521	90,685
Net interest income	169,641	161,489	156,463	145,413	147,117
Provision for credit losses	77,389	75,544	61,891	43,712	47,050
Net interest income after provision for
credit losses	92,252	85,945	94,572	101,701	100,067
Non-interest income:
Fees and service charges	74,875	77,433	77,536	57,064	67,448
Card revenue	26,813	26,393	26,604	24,960	25,243
ATM revenue	7,006	7,861	7,973	7,598	7,688
Subtotal	108,694	111,687	112,113	89,622	100,379
Leasing and equipment finance	24,408	15,173	16,881	12,651	16,298
Other	2,764	1,197	820	458	130
Fees and other revenue	135,866	128,057	129,814	102,731	116,807
Gains on securities, net	7,283	-	10,556	11,548	8,167
Total non-interest income	143,149	128,057	140,370	114,279	124,974
Non-interest expense:
Compensation and employee benefits	89,374	90,680	90,752	86,190	83,323
Occupancy and equipment	31,099	31,619	31,527	32,047	32,503
Deposit account premiums	9,347	7,472	7,287	6,576	5,659
Advertising and promotions	3,789	4,766	4,134	4,445	4,643
FDIC premiums and assessments	5,288	5,085	13,303	3,795	1,706
Foreclosed real estate and repossessed assets	12,088	8,038	6,125	4,291	6,341
Other	45,028	38,873	39,558	32,840	41,366
Subtotal	196,013	186,533	192,686	170,184	175,541
Operating lease depreciation	10,750	3,734	3,860	4,024	4,269
Total non-interest expense	206,763	190,267	196,546	174,208	179,810
Income before income tax expense	28,638	23,735	38,396	41,772	45,231
Income tax expense	9,385	6,491	14,853	15,125	17,527
Income after income tax expense	19,253	17,244	23,543	26,647	27,704
Income (loss) attributable to non-controlling interest	(203)	(207)	-	-	-
Net income	19,456	17,451	23,543	26,647	27,704
Preferred stock dividends	-	-	1,193	5,185	2,540
Non-cash deemed preferred stock dividend	-	-	12,025	-	-
Net income available to common stockholders	$19,456	$17,451	$10,325	$21,462	$25,164

Net income per common share:
Basic	$.15	$.14	$.08	$.17	$.20
Diluted	.15	.14	.08	.17	.20

Dividends declared per common share	$.05	$.05	$.05	$.25	$.25

Financial Ratios:

Return on average assets (1)	.43%	.39%	.53%	.62%	.68%
Return on average common equity (1)	6.57	6.03	3.61	7.58	9.00
Net interest margin (1)	4.07	3.92	3.80	3.66	3.84
Average common equity to average assets	6.69	6.61	6.48	6.61	6.81

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008

ASSETS

Cash and due from banks	$297,758	$499,696	$564,853	$609,168	$297,252
Investments	158,764	157,590	166,824	165,243	166,580
U.S. Government sponsored entities:
Mortgage-backed securities	1,497,672	1,432,670	1,656,767	2,002,962	1,963,608
Debentures	413,647	600,098	527,562	8,908	-
Other securities	68,415	489	498	506	2,953
Total securities available for sale	1,979,734	2,033,257	2,184,827	2,012,376	1,966,561
Loans and leases:
Consumer real estate
Fixed-rate	5,360,601	5,394,712	5,453,117	5,477,467	5,496,533
Variable-rate	1,914,750	1,873,913	1,840,983	1,818,232	1,793,650
Consumer - other	32,676	35,015	36,255	39,539	45,495
Total consumer real estate and other	7,308,027	7,303,640	7,330,355	7,335,238	7,335,678
Commercial real estate
Fixed- and adjustable-rate	2,708,597	2,645,261	2,531,026	2,410,335	2,287,226
Variable-rate	532,672	548,425	579,004	588,181	608,709
Total commercial real estate	3,241,269	3,193,686	3,110,030	2,998,516	2,895,935
Commercial business
Fixed- and adjustable-rate	152,784	166,008	173,000	175,445	171,687
Variable-rate	290,229	311,033	310,493	324,311	350,949
Total commercial business	443,013	477,041	483,493	499,756	522,636
Leasing and equipment finance	3,049,093	2,811,165	2,809,787	2,632,893	2,389,225
Inventory finance	383,291	185,914	118,317	28,475	158
Total loans and leases	14,424,693	13,971,446	13,851,982	13,494,878	13,143,632
Allowance for loan and lease losses	(218,967)	(200,684)	(181,895)	(174,364)	(160,662)
Net loans and leases	14,205,726	13,770,762	13,670,087	13,320,514	12,982,970
Premises and equipment	449,738	449,625	449,622	450,128	447,249
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	530,648	462,996	447,105	439,692	394,024
Total assets	$17,774,967	$17,526,525	$17,635,917	$17,149,720	$16,407,235

LIABILITIES AND EQUITY

Non-interest-bearing deposits:
Retail	$1,355,543	$1,380,591	$1,446,215	$1,428,453	$1,345,832
Small business	611,454	591,451	571,676	563,236	593,626
Commercial and custodial	297,223	277,135	260,079	227,470	234,045
Total non-interest bearing deposits	2,264,220	2,249,177	2,277,970	2,219,159	2,173,503
Interest-bearing deposits:
Checking	1,868,911	1,800,583	1,792,493	1,747,480	1,754,111
Savings	5,214,318	5,071,509	4,823,897	3,800,275	2,847,838
Money Market	671,755	723,098	690,201	646,347	625,198
Subtotal	7,754,984	7,595,190	7,306,591	6,194,102	5,227,147
Certificates of deposit	1,366,871	1,757,884	2,087,490	2,463,405	2,448,815
Total interest-bearing deposits	9,121,855	9,353,074	9,394,081	8,657,507	7,675,962
Total deposits	11,386,075	11,602,251	11,672,051	10,876,666	9,849,465
Borrowings:
Short-term borrowings	240,981	25,267	29,027	44,131	454,202
Long-term borrowings	4,511,311	4,306,009	4,307,777	4,366,782	4,435,730
Total borrowings	4,752,292	4,331,276	4,336,804	4,410,913	4,889,932
Accrued expenses and other liabilities	447,597	435,215	403,561	380,202	366,063
Total liabilities	16,585,964	16,368,742	16,412,416	15,667,781	15,105,460
Equity:
Preferred stock	-	-	80,540	348,727	183,981
Common stock	1,304	1,304	1,304	1,305	1,309
Additional paid-in capital	302,209	305,199	301,937	319,872	328,078
Retained earnings	938,504	926,137	922,856	914,972	924,456
Accumulated other comprehensive loss	1,040	(7,490)	(5,097)	(5,745)	(13,896)
Treasury stock at cost and other	(58,110)	(67,641)	(78,039)	(97,192)	(122,153)
Total stockholders equity	1,184,947	1,157,509	1,223,501	1,481,939	1,301,775
Non-controlling interest in subsidiaries	4,056	274	-	-	-
Total equity	1,189,003	1,157,783	1,223,501	1,481,939	1,301,775
Total liabilities and equity	$17,774,967	$17,526,525	$17,635,917	$17,149,720	$16,407,235

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008

ASSETS

Investments and other	2.62%	1.24%	1.00%	.71%	2.93%
U.S. Government sponsored entities:
Mortgage-backed securities	4.73	4.80	4.91	5.12	5.13
Debentures	2.23	2.19	2.17	1.57	-
Other securities	.11	4.91	5.63	5.58	3.93
Total securities available for sale	4.05	4.03	4.25	5.11	5.13
Loans and leases:
Consumer real estate
Fixed-rate	6.26	6.36	6.52	6.57	6.63
Variable-rate	5.63	5.72	5.79	5.85	6.00
Consumer - other	8.54	8.57	8.63	8.43	8.44
Total consumer real estate and other	6.11	6.21	6.34	6.40	6.48
Commercial real estate
Fixed- and adjustable-rate	6.07	6.03	6.00	6.11	6.12
Variable-rate	4.06	4.16	3.95	3.89	4.87
Total commercial real estate	5.74	5.71	5.62	5.67	5.87
Commercial business
Fixed- and adjustable-rate	5.68	5.68	5.71	5.89	5.65
Variable-rate	3.89	3.67	3.27	2.98	4.44
Total commercial business	4.51	4.37	4.15	4.01	4.83
Leasing and equipment finance	6.62	6.78	6.89	7.00	7.15
Inventory finance	7.81	9.10	8.35	8.64	10.13
Total loans and leases	6.13	6.18	6.23	6.27	6.40

Total interest-earning assets	5.84	5.80	5.83	5.96	6.20

LIABILITIES

Interest-bearing deposits:
Checking	.37	.39	.44	.62	.67
Savings	.95	1.07	1.29	1.81	1.82
Money market	.76	.90	1.03	1.45	1.67
Subtotal	.79	.89	1.05	1.44	1.41
Certificates of deposit	1.64	2.36	2.72	2.98	3.05
Total interest-bearing deposits	.92	1.17	1.42	1.88	1.94
Total deposits	.74	.94	1.15	1.49	1.51

Borrowings:
Short-term borrowings	.17	.22	.33	.86	.97
Long-term borrowings	4.63	4.61	4.65	4.67	4.69
Total borrowings	4.40	4.58	4.62	4.63	4.34

Total interest-bearing liabilities	2.11	2.25	2.43	2.81	2.86

Net interest margin	4.07%	3.92%	3.80%	3.66%	3.84%

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Dec. 31,	At Dec. 31,
	2009	2008
Computation of total equity to total assets:
Total equity	$1,179,755	$1,493,776
Total assets	$17,885,175	$16,740,357
Total equity to total assets	6.60%	8.92%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,179,755	$1,493,776
Less: Non-controlling interest in subsidiaries	4,393	-
Total TCF stockholders’ equity	1,175,362	1,493,776
Less:
Preferred stock	-	348,437
Goodwill	152,599	152,599
Other intangibles	1,405	-
Add:
Accumulated other comprehensive loss	18,545	3,692
Tangible realized common equity	$1,039,903	$996,432

Total assets	$17,885,175	$16,740,357
Less:
Goodwill	152,599	152,599
Other intangibles	1,405	-
Tangible assets	$17,731,171	$16,587,758

Tangible realized common equity to tangible assets	5.86%	6.01%

(1) In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of preferred stock, goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry. The methodology for calculating tangible realized common equity may vary between companies.

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